Exhibit 99.1

Contacts:
Investor Relations:
Angela White
ir@vistaprint.com
+1 (781) 652-6480
Media Relations:
Kaitlin Ambrogio
publicrelations@vistaprint.com
+1 (781) 652-6444

Vistaprint Reports Fourth Quarter and Fiscal Year 2013 Financial Results

•	Fourth quarter 2013 results:

•	Revenue grew 12 percent year over year to $280.1 million

•	Revenue grew 12 percent year over year excluding the impact of currency exchange rate fluctuations

•	Revenue grew 11 percent year over year excluding the impact of currency exchange fluctuations and revenue from acquisitions

•	GAAP net income per diluted share decreased 30 percent year over year to $0.07

•	Non-GAAP adjusted net income per diluted share increased 2 percent year over year to $0.41

•	Fiscal year 2013 results:

•	Revenue grew 14 percent year over year to $1,167.5 million

•	Revenue grew 16 percent year over year excluding the impact of currency exchange rate fluctuations

•	Revenue grew 12 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from acquisitions

•	GAAP net income per diluted share decreased 25 percent year over year to $0.85

•	Non-GAAP adjusted net income per diluted share increased 10 percent year over year to $2.15

Venlo, the Netherlands, August 1, 2013 — Vistaprint N.V. (Nasdaq: VPRT), a leading online provider of professional marketing products and services to micro businesses and the home, today announced financial results for the fourth quarter and fiscal year ended June 30, 2013.

“Fiscal year 2013 was a year with mixed financial results,” said Robert Keane, president and chief executive officer. “Our total revenue performance was disappointing relative to our expectations twelve months ago. Though our revenue growth in North America was strong with good execution of our strategic and financial objectives, our growth in Europe and Australia was weaker than expected. Moving to earnings, we were pleased with our higher than anticipated bottom-line performance for the year. This was due in part to actions we took throughout the year to improve advertising efficiency and moderate our expense growth in reaction to our lower revenue growth, reflecting our commitment to achieving our annual earnings target.”

Keane continued, “Our progress against the strategic initiatives set forth two years ago is also mixed. We are executing well in manufacturing globally, as well as advertising and customer value proposition improvements in North America. In Europe and Australia, our revenue growth has been weak, although we are encouraged by recent signs of stabilization. Finally, we are making good progress with our investments in longer-term growth initiatives including new markets in Asia as well as with Webs and Albumprinter, and we continue to be enthusiastic about the potential long-term value of these initiatives.”

Financial Metrics (include Albumprinter and Webs results unless otherwise stated):

•

Revenue for the fourth quarter of fiscal year 2013 grew to $280.1 million, a 12 percent increase over revenue of $250.4 million reported in the same quarter a year ago. Excluding Albumprinter and Webs combined revenue of $18.6 million, total fourth quarter revenue was $261.5 million. For the full fiscal year, revenue grew to $1,167.5 million, a 14 percent increase over revenue of $1,020.3 million in fiscal year 2012. Excluding the estimated impact from currency exchange rate fluctuations and revenue from acquired businesses, total revenue grew 11 percent year over year in the fourth quarter and 12 percent for the full year.

•

Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the fourth quarter was 64.6 percent, flat versus the same quarter a year ago. For the full fiscal year, gross margin was 65.7 percent, compared to 65.2 percent in fiscal year 2012.

•

Operating income in the fourth quarter was $3.1 million, or 1.1 percent of revenue, and reflected a 39 percent decrease compared to operating income of $5.1 million, or 2.0 percent of revenue, in the same quarter a year ago. For the full fiscal year, operating income was $46.1 million, or 4.0 percent of revenue, a 16 percent decrease compared to operating income of $55.2 million, or 5.4 percent of revenue, in the prior fiscal year.

•

GAAP net income for the fourth quarter was $2.3 million, or 0.8 percent of revenue, representing a 41 percent decrease compared to $3.9 million, or 1.5 percent of revenue in the same quarter a year ago. For the full fiscal year, GAAP net income was $29.4 million, or 2.5 percent of revenue, a 33 percent decrease compared to GAAP net income of $44.0 million, or 4.3 percent of revenue, in the prior fiscal year.

•

GAAP net income per diluted share for the fourth quarter was $0.07, versus $0.10 in the same quarter a year ago. For the full fiscal year, GAAP net income per diluted share was $0.85, versus $1.13 in the prior full fiscal year. This decline in earnings was influenced by a mix of our planned strategic investments, dilutive acquisitions made during fiscal 2012, our fiscal 2013 minority investment in China, and higher share-based compensation expense for our named executive officers due to our recent move to more performance-based stock option grants. These effects were partially offset by lower share count as a result of recent purchases of our ordinary shares.

•

Non-GAAP adjusted net income for the fourth quarter, which excludes amortization expense for acquisition-related intangible assets, tax charges related to the alignment of acquisition-related intellectual property with global operations, and share-based compensation expense and its related tax effect, was $14.1 million, or 5.0 percent of revenue, representing a 5 percent decrease compared to non-GAAP adjusted net income of $14.9 million, or 5.9 percent of revenue, in the same quarter a year ago. For the full fiscal year, non-GAAP adjusted net income was $75.8 million, or 6.5 percent of revenue, a 1 percent decrease compared to non-GAAP adjusted net income of $77.0 million, or 7.6 percent of revenue, in the prior fiscal year.

•

Non-GAAP adjusted net income per diluted share for the fourth quarter, as defined above, was $0.41, versus $0.40 in the same quarter a year ago. For the 2013 full fiscal year, non-GAAP adjusted net income per diluted share was $2.15, versus $1.95 in the prior fiscal year.

•	Capital expenditures in the fourth quarter were $12.5 million or 4.5 percent of revenue. During the full fiscal year capital expenditures were $79.0 million or 6.8 percent of revenue.

•

During the fourth quarter, the company generated $37.0 million of cash from operations and $21.8 million in free cash flow, defined as cash from operations less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs. During the full fiscal year, the company generated $140.0 million of cash from operations and $52.6 million in free cash flow.

•

As of June 30, 2013, the company had $50.1 million in cash and cash equivalents and $238.8 million in short-term and long-term debt. After considering debt covenant limitations, the company had $228.6 million available for borrowing under its credit facility as of June 30, 2013.

•

During the fourth quarter, the company purchased 613,000 of its ordinary shares for $23.4 million, inclusive of transaction costs, at an average per-share cost of $38.12, as part of the share repurchase program authorized by the Supervisory Board in February 2013.

Operating metrics are now provided as a table-based supplement to this press release.

Fiscal 2014 Outlook as of August 1, 2013:

Ernst Teunissen, executive vice president and chief financial officer, said, “Two years ago, we presented a plan that anticipated a ramp in the profitability of our organic business in fiscal 2014 after two significant years of investment in fiscal 2012 and 2013. We believe we are on track to deliver this in fiscal 2014, notwithstanding our more modest revenue growth expectations. We also expect to deliver improved profitability on a consolidated basis, including the combined negative impact of our acquisitions of Webs and Albumprinter, our investments in Asia, and the incremental accounting impact driven by our move to more performance-based executive stock option grants in 2012. We expect to deliver fiscal 2014 margin leverage via multiple income statement line items as a percent of revenue, including gross profit, advertising expense and general and administrative expenses, consistent with our plan presented two years ago.”

Teunissen continued, “Moving to revenue expectations, the fiscal 2014 guidance we are introducing today includes a range of constant-currency revenue growth of 7 percent to 11 percent. We have made important changes to our marketing organization and processes in Europe, but expect flat growth there from fiscal 2013 to fiscal 2014. This is a strategic choice to improve the marketing foundations, customer value proposition and customer economics in our top European markets before resuming more substantial advertising spend.”

Financial Guidance as of August 1, 2013:

As previously stated, beginning with fiscal year 2014, the company is providing revenue and earnings guidance on an annual basis. Based on current and anticipated levels of demand, the company expects the following financial results:

Fiscal Year 2014 Revenue

•

For the full fiscal year ending June 30, 2014, the company expects revenue of approximately $1,235 million to $1,285 million, or 6 percent to 10 percent growth year over year in reported terms. Excluding currency movements, we expect constant-currency growth of approximately 7 percent to 11 percent. Constant-currency growth expectations assume a recent 30-day currency exchange rate for all currencies.

Fiscal Year 2014 GAAP Net Income Per Diluted Share

•

For the full fiscal year ending June 30, 2014, the company expects GAAP net income per diluted share of approximately $1.35 to $1.70, which assumes 34.4 million weighted average diluted shares outstanding.

Fiscal Year 2014 Non-GAAP Adjusted Net Income Per Diluted Share

•

For the full fiscal year ending June 30, 2014, the company expects non-GAAP adjusted net income per diluted share of approximately $2.49 to $2.83, which excludes expected acquisition-related amortization of intangible assets of approximately $8.7 million or approximately $0.25 per diluted share, share-based compensation expense and its related tax effect of approximately $29.5 million or approximately $0.84 per diluted share, and tax charges related to the alignment of acquisition-related intellectual property with global operations of approximately $2.3 million, or $0.07 per diluted share. This guidance assumes a non-GAAP weighted average diluted share count of approximately 35.0 million shares.

Fiscal Year 2014 Capital Expenditures

For the full fiscal year ending June 30, 2014, the company expects to make capital expenditures of approximately $85 million to $100 million. Planned capital investments are designed to support the planned growth of the business and will include various investments in new manufacturing capabilities.

The foregoing guidance supersedes any guidance previously issued by the company. All such previous guidance should no longer be relied upon.

At approximately 4:20 p.m. (EDT) on August 1, 2013, Vistaprint will post, on the Investor Relations section of www.vistaprint.com, a link to a pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:15 p.m. the company will host a live Q&A conference call with management, which will be available via web cast on the Investor Relations section of www.vistaprint.com and via dial-in at (866) 510-0712, access code 41507525. A replay of the Q&A session will be available on the company’s Web site following the call on August 1, 2013.

About non-GAAP financial measures

To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth, and constant-currency organic revenue growth. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect, amortization of acquisition-related intangibles, and tax charges related to the alignment of acquisition-related intellectual property with global operations. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar and excludes the impact of gains and losses on effective currency hedges recognized in revenue. Constant-currency organic revenue growth excludes the impact of currency as defined above and revenue from acquired companies.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.

About Vistaprint

Vistaprint N.V. (Nasdaq: VPRT) empowers more than 15 million micro businesses and consumers annually with affordable, professional options to make an impression. With a unique business model supported by proprietary technologies, high-volume production facilities, and direct marketing expertise, Vistaprint offers a wide variety of products and services that micro businesses can use to expand their business. A global company, Vistaprint employs over 4,100 people, operates more than 25 localized websites globally and ships to more than 130 countries around the world. Vistaprint’s broad range of products and services are easy to access online, 24 hours a day at www.vistaprint.com.

Vistaprint and the Vistaprint logo are trademarks of Vistaprint N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our expectations for the growth, development, and profitability of our business and our financial outlook and guidance set forth under the headings “Fiscal 2014 Outlook as of August 1, 2013” and “Financial Guidance as of August 1, 2013.” Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make because the investments are more costly than we expected or because we are unable to devote the necessary operational and financial resources; the failure of our investments to have the effects that we expect; our failure to acquire new customers and enter new markets, retain our current customers and sell more products to current and new customers; our failure to identify and address the causes of our revenue weakness in Europe; the willingness of purchasers of marketing services and products to shop online; our failure to promote and strengthen our brand; the failure of our current and new marketing channels to attract customers; our failure to manage growth and changes in our organization and senior management; our failure to manage the complexity of our business and expand our operations; currency fluctuations that affect our revenues and costs; costs and disruptions caused by acquisitions; the failure of our acquired businesses to perform as expected; difficulties or higher than anticipated costs in integrating the systems and operations of our acquired businesses into our systems and operations; unanticipated changes in our market, customers or business; competitive pressures; interruptions in or failures of our websites, network infrastructure or manufacturing operations; our failure to retain key employees of Vistaprint or of our acquired businesses; our failure to maintain compliance with the financial covenants in our revolving credit facility or to pay our debts when due; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended March 31, 2013 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

VISTAPRINT N.V.

CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share and per share data)

	June 30, 2013	June 30, 2012
Assets
Current assets:
Cash and cash equivalents	$50,065	$62,203
Accounts receivable, net of allowances of $104 and $189, respectively	22,026	20,125
Inventory	7,620	7,168
Prepaid expenses and other current assets	20,520	26,102

Total current assets	100,231	115,598
Property, plant and equipment, net	280,022	261,228
Software and web site development costs, net	9,071	5,186
Deferred tax assets	581	327
Goodwill	140,893	140,429
Intangible assets, net	30,337	40,271
Other assets	29,184	29,390
Investment in equity interests	11,248	—

Total assets	$601,567	$592,429

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$22,597	$25,931
Accrued expenses	103,338	98,402
Deferred revenue	18,668	15,978
Deferred tax liabilities	1,466	1,668
Current portion of long-term debt	8,750	—
Other current liabilities	207	—

Total current liabilities	155,026	141,979
Deferred tax liabilities	12,246	18,359
Other liabilities	14,734	13,804
Long-term debt	230,000	229,000

Total liabilities	412,006	403,142

Shareholders’ equity:
Preferred shares, par value €0.01 per share, 100,000,000 and 120,000,000 shares authorized, respectively; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 100,000,000 and 120,000,000 shares authorized, respectively; 44,080,627 and 49,950,289 shares issued, respectively; and 32,791,338 and 34,119,637 shares outstanding, respectively	615	699
Treasury shares, at cost, 11,289,289 and 15,830,652 shares, respectively	(398,301)	(378,941)
Additional paid-in capital	299,659	285,633
Retained earnings	299,144	292,628
Accumulated other comprehensive loss	(11,556)	(10,732)

Total shareholders’ equity	189,561	189,287

Total liabilities and shareholders’ equity	$601,567	$592,429

VISTAPRINT N.V.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
Revenue	$280,066	$250,413	$1,167,478	$1,020,269
Cost of revenue (1)	99,009	88,672	400,293	355,205
Technology and development expense (1)	44,153	37,000	164,859	129,162
Marketing and selling expense (1)	101,789	90,928	446,116	375,538
General and administrative expense (1)	31,999	28,711	110,086	105,190

Income from operations	3,116	5,102	46,124	55,174
Other income (expense), net	496	141	(63)	2,350
Interest (expense) income, net	(1,620)	10	(5,329)	(1,679)

Income before income taxes and loss in equity interests	1,992	5,253	40,732	55,845
Income tax (benefit) provision	(1,200)	1,402	9,387	11,851
Loss in equity interests	887	—	1,910	—

Net income	$2,305	$3,851	$29,435	$43,994

Basic net income per share	$0.07	$0.11	$0.89	$1.16

Diluted net income per share	$0.07	$0.10	$0.85	$1.13

Weighted average shares outstanding — basic	32,511,960	35,808,786	33,209,172	37,813,504

Weighted average shares outstanding — diluted	33,978,085	37,043,351	34,472,004	38,953,179

(1)	Share-based compensation is allocated as follows:

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
Cost of revenue	$89	$84	$398	$329
Technology and development expense	2,306	2,084	9,209	5,171
Marketing and selling expense	1,621	1,165	6,354	2,692
General and administrative expense	4,125	5,078	16,967	17,221

VISTAPRINT N.V.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
Operating activities
Net income	$2,305	$3,851	$29,435	$43,994
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,332	16,062	64,325	59,427
Share-based compensation expense	8,141	8,411	32,928	25,413
Excess tax benefits from share-based awards	(3,604)	(6,037)	(1,796)	(6,108)
Deferred taxes	(4,496)	371	(8,626)	(1,810)
Loss in equity interest	887	—	1,910	—
Non-cash gain on equipment	—	—	(1,414)	—
Abandonment of long-lived assets	552	—	1,529	—
Other non-cash items	616	172	741	361
Changes in operating assets and liabilities excluding the effect of business acquisitions:
Accounts receivable	(367)	1,023	(1,520)	(1,405)
Inventory	618	462	(525)	1,150
Prepaid expenses and other assets	3,532	(3,722)	10,802	(5,768)
Accounts payable	3,791	3,701	511	5,667
Accrued expenses and other liabilities	7,387	(4,953)	11,712	19,720

Net cash provided by operating activities	36,694	19,341	140,012	140,641

Investing activities
Purchases of property, plant and equipment	(12,476)	(13,482)	(78,999)	(46,420)
Business acquisitions, net of cash acquired	—	—	—	(180,675)
Proceeds from sale of intangible assets	—	—	1,750	—
Purchases of intangible assets	(298)	(67)	(750)	(239)
Maturities and redemptions of marketable securities	—	—	—	529
Capitalization of software and website development costs	(2,088)	(1,161)	(7,667)	(5,463)
Investment in equity interests	—	—	(12,753)	—
Issuance of note receivable	—	—	(512)	—

Net cash used in investing activities	(14,862)	(14,710)	(98,931)	(232,268)

Financing activities
Proceeds from borrowings of long-term debt	34,000	189,000	113,712	408,500
Payments of long-term debt and debt issuance costs	(33,947)	(87,098)	(105,661)	(181,319)
Payments of withholding taxes in connection with vesting of restricted share units	(1,096)	(1,420)	(3,556)	(4,149)
Purchases of ordinary shares	(28,061)	(100,056)	(64,351)	(309,701)
Excess tax benefits from share-based awards	3,604	6,037	1,796	6,108
Proceeds from issuance of shares	2,781	436	4,805	1,394

Net cash provided by (used in) financing activities	(22,719)	6,899	(53,255)	(79,167)

Effect of exchange rate changes on cash	(354)	(1,464)	36	(3,555)

Net increase (decrease) in cash and cash equivalents	(1,241)	10,066	(12,138)	(174,349)
Cash and cash equivalents at beginning of period	51,306	52,137	62,203	236,552

Cash and cash equivalents at end of period	$50,065	$62,203	$50,065	$62,203

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(Unaudited in thousands, except share and per share data)

	Three Months Ended June 30,			Year Ended June 30,
	2013	2012		2013		2012
Non-GAAP adjusted net income reconciliation:
Net income	$2,305	$3,851		$29,435		$43,994
Add back:
Share-based compensation expense, inclusive of income tax effects	8,324 (a)	8,596	(b)	33,662	(c)	26,060	(d)
Amortization of acquisition-related intangible assets	3,665	2,225		10,361		5,754
Tax cost (benefit) of transfer of intellectual property	(208)	218		2,387		1,235

Non-GAAP adjusted net income	$14,086	$14,890		$75,845		$77,043

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.07	$0.10		$0.85		$1.13
Add back:
Share-based compensation expense, inclusive of income tax effects	0.24	0.23		0.95		0.65
Amortization of acquisition-related intangible assets	0.11	0.06		0.29		0.14
Tax cost (benefit) of transfer of intellectual property	(0.01)	0.01		0.06		0.03

Non-GAAP adjusted net income per diluted share	$0.41	$0.40		$2.15		$1.95

Non-GAAP adjusted weighted average shares reconciliation:
GAAP weighted average shares outstanding — diluted	33,978,085	37,043,351		34,472,004		38,953,179
Add:
Additional shares due to unamortized share-based compensation	654,959	576,840		729,460		472,741

Non-GAAP adjusted weighted average shares outstanding — diluted	34,633,044	37,620,191		35,201,464		39,425,920

(a)	Includes share-based compensation charges of $8,141 and the income tax effects related to those charges of $183.
(b)	Includes share-based compensation charges of $8,411 and the income tax effects related to those charges of $185.
(c)	Includes share-based compensation charges of $32,928 and the income tax effects related to those charges of $734.
(d)	Includes share-based compensation charges of $25,413 and the income tax effects related to those charges of $647.

	Three Months Ended June 30,		Year Ended June 30,
	2013	2012	2013	2012
Free cash flow reconciliation:
Net cash provided by operating activities	$36,694	$19,341	$140,012	$140,641
Purchases of property, plant and equipment	(12,476)	(13,482)	(78,999)	(46,420)
Purchases of intangible assets not related to acquisitions	(298)	(67)	(750)	(239)
Capitalization of software and website development costs	(2,088)	(1,161)	(7,667)	(5,463)

Free cash flow	$21,832	$4,631	$52,596	$88,519

VISTAPRINT N.V.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

(Unaudited in thousands, except share and per share data)

	GAAP Revenue		% Change	Currency Impact: (Favorable)/ Unfavorable	Constant- Currency Revenue Growth	Impact of Acquisitions: (Favorable)/ Unfavorable	Constant- Currency Organic Revenue Growth
	Three Months Ended June 30,
	2013	2012
Revenue growth reconciliation by segment:
North America	$169,549	$143,394	18%	—%	18%	(1)%	17%
Europe	94,894	91,958	3%	(1)%	2%	—%	2%
Most of World*	15,623	15,061	4%	4%	8%	—%	8%

Total revenue	$280,066	$250,413	12%	—%	12%	(1)%	11%

	GAAP Revenue		% Change	Currency Impact: (Favorable)/ Unfavorable	Constant- Currency Revenue Growth	Impact of Acquisitions: (Favorable)/ Unfavorable	Constant- Currency Organic Revenue Growth
	Year Ended June 30,
	2013	2012
Revenue growth reconciliation by segment:
North America	$644,326	$543,860	18%	—%	18%	(1)%	17%
Europe	452,202	415,213	9%	2%	11%	(6)%	5%
Most of World*	70,950	61,196	16%	1%	17%	—%	17%

Total revenue	$1,167,478	$1,020,269	14%	2%	16%	(4)%	12%

*	The Most of World segment is equivalent to the Asia Pacific region for purposes of this presentation.

VISTAPRINT N.V.

Supplemental Financial Information and Operating Metrics

		Q4 FY2012	FY2012	Q1 FY2013	Q2 FY2013	Q3 FY2013	Q4 FY2013	FY2013
1	New Customer Orders (millions)—Organic	2.2	9.4	2.2	3.2	2.5	2.2	10.1
	y/y growth	22%	27%	16%	10%	4%	0%	7%

2	Total Order Volume (millions)—Organic	6.4	27.6	6.5	9.0	7.2	6.5	29.1
	y/y growth	14%	21%	10%	8%	3%	2%	6%

3	Average Order Value—Organic ($USD)	$36.73	$35.78	$36.78	$36.25	$38.43	$40.40	$37.83
	y/y growth	-3%	-1%	1%	5%	9%	10%	6%

4	TTM Unique Active Customer Count—Organic (millions)	14.4		14.9	15.4	15.7	15.8
	y/y growth	26%		25%	19%	14%	10%
	TTM new customer count (millions)	9.4		9.7	10.0	10.1	10.1
	TTM repeat customer count (millions)	5.0		5.2	5.4	5.6	5.7

5	TTM Average Bookings per Unique Active Customer—Organic	$68		$67	$67	$68	$69
	y/y growth	-6%		-8%	-6%	-2%	1%
	TTM average bookings per new customer (approx.)	$51		$50	$50	$50	$51
	TTM average bookings per repeat customer (approx.)	$99		$99	$97	$98	$98

6	Advertising & Commissions Expense—Consolidated (millions)	$57.7	$252.8	$65.2	$93.9	$69.0	$59.0	$287.2
	as % of revenue	23.0%	24.8%	25.9%	27.0%	24.0%	21.1%	24.6%

	Revenue—Consolidated as Reported ($ millions)	$250.4	$1,020.3	$251.4	$348.3	$287.7	$280.1	$1,167.5
	y/y growth	20%	25%	18%	16%	12%	12%	14%
	y/y growth in constant currency	25%	26%	23%	17%	12%	12%	16%

	North America ($ millions)	$143.4	$543.9	$144.2	$167.5	$163.1	$169.5	$644.3
	y/y growth	20%	20%	22%	20%	15%	18%	18%
	y/y growth in constant currency	21%	20%	22%	20%	15%	18%	18%
	as % of revenue	57%	53%	57%	48%	57%	61%	55%

	Europe ($ millions)	$92.0	$415.2	$89.7	$159.3	$108.3	$94.9	$452.2
	y/y growth	18%	29%	12%	11%	8%	3%	9%
	y/y growth in constant currency	30%	31%	23%	14%	8%	2%	11%
	as % of revenue	37%	41%	36%	46%	37%	34%	39%

	Asia Pacific ($ millions)	$15.1	$61.2	$17.5	$21.5	$16.4	$15.6	$71.0
	y/y growth	28%	44%	28%	26%	6%	4%	16%
	y/y growth in constant currency	33%	38%	29%	24%	10%	8%	17%
	as % of revenue	6%	6%	7%	6%	6%	6%	6%

7	Revenue—Organic ($ millions)	$235.0	$975.1	$233.4	$322.7	$269.7	$261.5	$1,087.3
	y/y growth	13%	19%	10%	14%	11%	11%	11%
	y/y growth in constant currency	17%	20%	13%	14%	11%	11%	12%

	North America—Organic ($ millions)	$140.9	$539.1	$141.6	$164.7	$160.2	$164.8	$631.2
	y/y growth	18%	19%	19%	18%	15%	17%	17%
	y/y growth in constant currency	18%	19%	19%	18%	15%	17%	17%
	as % of revenue	60%	55%	61%	51%	59%	63%	58%

	Europe—Organic ($ millions)	$79.1	$374.8	$74.3	$136.5	$93.2	$81.1	$385.1
	y/y growth	2%	17%	-7%	7%	5%	3%	3%
	y/y growth in constant currency	11%	18%	1%	9%	5%	2%	5%
	as % of revenue	34%	38%	32%	42%	35%	31%	35%

	Asia Pacific—Organic ($ millions)	$15.1	$61.2	$17.5	$21.5	$16.4	$15.6	$71.0
	y/y growth	28%	44%	28%	26%	6%	4%	16%
	y/y growth in constant currency	33%	38%	29%	24%	10%	8%	17%
	as % of revenue	6%	6%	7%	7%	6%	6%	7%

	Other metrics
8	Unique digital paying subscribers at end of period (approximate)	351,000		353,000	357,000	356,000	365,000

	Headcount at end of period	3,789		4,101	4,418	4,139	4,151
	Full-time employees	3,543		3,798	3,936	3,952	3,996
	Temporary employees	246		303	482	187	155

Notes:	Some numbers may not add due to rounding
Metrics are unaudited and where noted, approximate

[1]	Orders from first-time customers in period
[2]	Total order volume in period
[3]	Total bookings, including shipping and processing, divided by total orders
[4]	Number of individual customers who purchased from us in a given period, with no regard to frequency of purchase
[5]	Total bookings for a trailing twelve month period, including shipping and processing, divided by number of unique customers in the same period
[6]	External advertising and commissions expense for the consolidated business
[7]	Organic revenue excludes revenue from acquired companies Webs and Albumprinter
[8]	Organic—digital subscribers exclude Webs customers